Exhibit 3.31

CERTIFICATE OF INCORPORATION

OF

COVIA DISTRIBUTED SOFTWARE, INC.

I, the undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

FIRST: The name of the corporation is Covia Distributed Software, Inc. (the “Corporation”).

SECOND: The address of the initial registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of the Corporation’s registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation is authorized to issue is One Hundred (100), all of which shall be shares of common stock without par value.

FIFTH: The name and mailing address of the sole incorporator is as follows:

Gregory A. Conley
9700 West Higgins Road Suite 400
Rosemont, Illinois  60018

SIXTH: The by-laws of the Corporation may be made, altered, amended, changed, added to or repealed by the Corporation’s board of directors without the assent or vote of its stockholders.

SEVENTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware (including, without limitation, Section 145 thereof), as amended from time to time, the Corporation shall, in general, indemnify all persons whom it may indemnify pursuant thereto or otherwise and, in particular, a director shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

EIGHTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

IN WITNESS WHEREOF, I have duly signed this Certificate of Incorporation on the 12th day of December, 1989.

/s/ Gregory A. Conley
Name: Gregory A. Conley
Title: Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

*****

COVIA DISTRIBUTED SOFTWARE, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: that the Board of Directors of said corporation, by unanimous written consent of its members, filed with the Minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of Covia Distributed Software, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

“The name of the Corporation is Covia Technologies, Inc.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Covia Distributed Software, Inc. has caused this certificate to be signed by Mark S. Teflian, its President and attested by Gregory A. Conley, its Secretary, this 2nd day of April, 1991.

COVIA DISTRIBUTED SOFTWARE, INC.

		By:	/s/ Mark S. Teflian
Name: Mark S. Teflian
Title: President

ATTEST:

By:	/s/ Gregory A. Conley
Name: Gregory A. Conley
Title: Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

**********

Covia Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED: That the Certificate of Incorporation of Covia Technologies, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

“The name of the Corporation is Galileo Technologies, Inc.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have give “unanimous” written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IT WITNESS WHEREOF, said Covia Technologies, Inc. has caused this certificate to be signed by Michael G. Foliot, its President and attested by Babetta R. Gray, its Secretary, this 8th day of December, 1995.

		By:	/s/ Michael G. Foliot
Name: Michael G. Foliot
Title: President

ATTEST:

By:	/s/ Babetta R. Gray
Name: Babetta R. Gray
Title: Secretary

CERTIFICATE OF FORMATION

OF

GALILEO TECHNOLOGIES LLC

1.             The name of the limited liability company is Galileo Technologies LLC.

2.             The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington Delaware, 19808, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

3.             The Certificate of Formation shall become effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Galileo Technologies LLC on this 11 day of August, 2006.

GALILEO TECHNOLOGIES LLC

By:	/s/ Rochelle J. Boas
Name: Rochelle J. Boas
Title: Vice President and Assistant Secretary

CERTIFICATE OF CONVERSION
FROM A CORPORATION
TO LIMITED LIABILITY COMPANY

Pursuant to Sections 18-204 and 18-214 of the
Delaware Limited Liability Company Act

1.             The name of the Corporation immediately prior to the filing of this Certificate of Conversion is Galileo Technologies, Inc. The name under which the Corporation was originally incorporated is Covia Distributed Software, Inc.

2.             The Corporation was originally incorporated on the 13th day of December, 1989 under the laws of the State of Delaware.

3.             The name of the limited liability company into which the Corporation shall be converted, as set forth in its Certificate of Formation, is Galileo Technologies LLC.

4.             The Conversion has been approved in accordance with the provisions of Section 18-214 of the Delaware Limited Liability Company Act.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Conversion to be executed in its name this 11 day of August, 2006.

GALILEO TECHNOLOGIES, INC.

By:	/s/ Rochelle J. Boas
Name: Rochelle J. Boas
Title: Vice President and Assistant Secretary